EXHIBIT 10.2

RESIGNATION OF THE DIRECTOR

OF

FWF HOLDINGS INC.

The following is a true copy of the Resignation of the Director of the Corporation, held this 11th day of July, 2016;

WHEREAS the undersigned was appointed as CEO, Director of the Corporation, and has served in said capacity; he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with FWF HOLDINGS INC. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding FWF HOLDINGS INC., and by affixing his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN.

The Board shall choose a new CEO and Director, at a time and place of its choosing.

DATED: 11th July, 2016

/s/ Nami Shams

Nami Shams, CEO, Director,
FWF HOLDINGS INC.